As filed with the Securities and Exchange Commission on July 3, 1997 SEC File No. 2-22549


SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

UPLAND ENERGY CORPORATION
----------------------------
(Exact name of registrant as specified in its charter)

           UTAH                                              87-0430780
-------------------------------                           --------------------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                            Identification No.)

175 South Main Street, Suite 1423, Salt Lake City, UT          84111
-----------------------------------------------------        ---------
(Address of Principal Executive Offices)                     (Zip Code)

1996 Non-Qualified Stock Option Plan
Employment Agreements
------------------------------------
(Full title of the plan)

John W. Hobbs, 175 South Main Street, Suite 1423, Salt Lake City, UT 84111
  --------------------------------------------------------------------------
(Name, address, including zip code of agent for service)

 Telephone number, including area code, of agent  for service:  (801) 537-5010

                           CALCULATION OF REGISTRATION FEE
                               Proposed         Proposed
Title of                       Maximum          Maximum
Securities     Amount          Offering         Aggregate        Amount of
to be          to be           Price Per        Offering         Registration
Registered     Registered (2)  Share (1)        Price            Fee
----------     ----------       ----------      ----------       ------------
Common Stock,
$0.001 par
value            910,000          $4.50           $4,095,000       $1,412.00


(1) Bona fide estimate of maximum offering price solely for the purpose of calculating the registration fee, based on the closing price of the Registrant's common stock on July 1, 1997, as reported on the National Association of Security Dealers Electronic Bulletin Board.

(2) Pursuant to rule 416, there are also being registered such additional securities as may become issuable as a result of antidilution provisions of options granted pursuant to such plans.

UPLAND ENERGY CORPORATION
                  Cross Reference Sheet Pursuant to Rule 404(a)

Cross-reference between items of part I of form S-8 and the section 10(a) prospectus which will be delivered to each employee, director or consultant who participates in the stock option plan.

Registration Statement Item Numbers and Headings       Prospects Headings
------------------------------------------------       ------------------

1)     Plan Information                             Section 10(a) Prospectus

2)     Registration Information and Employee
       Plan Annual Information                      Section 10(a) Prospectus

Explanatory Note

     In accordance with the instructional note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock of Upland Energy Corporation (the "Company") receivable on exercise of unexercised stock options. The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3, part I, and may be used for reoffering and resales of the unregistered shares of Common Stock previously acquired for employment and consulting services rendered to the Company. This Registration Statement relates to 450,000 shares of Common Stock issuable on exercise of unexercised stock options under the Company's 1996 non-qualified stock option plan and 460,000 shares of Common Stock issued to two officers and directors of the Company under the terms of their employment agreement and related stock options.
PAGE

PROSPECTUS

UPLAND ENERGY CORPORATION
460,000 Shares of Common Stock

     The shares of Upland Energy Corporation's common stock, $0.001 par value (the "Common Stock"), offered hereby are shares which have previously been issued by Upland Energy Corporation (the "Company") to two officers listed under "Selling Stockholders" herein (the "Selling Stockholders"). The
Company will not receive any of the proceeds from the sale of the shares of Common Stock. Some or all of the shares of Common Stock may be offered for sale from time to time by the Selling Stockholders at such prices and upon such terms as may then be obtainable in negotiated transaction or otherwise, or by underwriters pursuant to an underwriting agreement in customary form, or in a combination of any such methods of sale. The Selling Stockholders and any broker-dealers (including underwriters who may participate in a sale of the shares of Common Stock) may be deemed to be statutory underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the commissions paid or discounts or concessions allowed to any of such broker-dealers (including underwriters) by any person, as well as any profits received on the resale of the shares of Common Stock if any of such broker-dealers (including underwriters who should purchase any shares of Common Stock as a principal), may be deemed to be underwriting discounts and commissions under the Securities Act. All discounts, commissions or fees incurred in connection with the sale of the shares of Common Stock offered hereby will be paid by the Selling Stockholders or by the purchasers of the shares of Common Stock, except that the expenses of preparing and filing this Registration Statement with the Securities and Exchange Commission (the "Commission"), and of registering or qualifying the shares of Common Stock under the blue sky laws of any jurisdiction necessary to permit the distributions described in the Registration Statement, will be paid by the Company.

     The Common Stock is listed on the National Association of Security Dealers Electronic Bulletin Board under the Symbol "UPLC." On July 1, 1997, the closing sale price for the Common Stock was $4.50 per share.

PURCHASE OF THESE SECURITIES INVOLVES SUBSTANTIAL RISKS.  SEE "RISK FACTORS"

------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------------------------------------------------------------

The date of this Prospectus is July 2, 1997PAGE

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus:

     1) The Company's Form 10SB and Form 10SB/A filed with the Commission on April 29, 1997, and June 26, 1997.

     2)  All reports filed by the Company with the Commission pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 1997.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 12, or 15(d) of the Exchange Act prior to the filing of any post-effective amendment which indicates that all securities covered by this Prospectus have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     No person has been authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information representation must not be relied upon as having been authorized by the Company or any Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any security other than the shares of Common Stock offered by this Prospectus, nor shall there be any sale of the shares of Common Stock by any person in any jurisdiction in which it is unlawful for such person to make such an offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission "). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D. C. 20549 and at the Commission's regional offices at Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604, and at 410 Seventeenth Street, Suite 700, Denver, Colorado 80202. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     The Company will furnish without charge to each person, including beneficial owners, to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated in this prospectus by reference, other than exhibits to such documents. Requests should be directed to John W. Hobbs 175 South Main Street, Suite 1423, Salt Lake City, Utah 84111; Tele: (801) 537-5010.

PAGE

TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Incorporation of Certain Documents by Reference                              3

Risk Factors                                                                 3

Selling Stockholders                                                         5

Plan of Distribution                                                         6

Description of Securities                                                    7

Experts                                                                      8

RISK FACTORS

     The shares of Common Stock offered hereby are speculative and involve a high degree of risk. In addition, to the other information included or incorporated by reference in this Prospectus, the following factors, among others, should be considered carefully in the evaluation of the Company and its business before purchasing any shares of the Common Stock offered hereby.

     New Venture

     Although the Company has been in the oil exploration business since 1993 through its subsidiary GS&C, Inc., the Company has not been profitable and changed its exploration and drilling focus in 1996 to focus on the Hittle Field in Kansas. The Hittle Field is relatively small for the oil and gas industry and, at the present time, does not have any producing wells of the Company on it. Accordingly, there is substantial risk as to the potential success of the Company and of its drilling efforts on the Hittle Field.

     Dependence on Management

     The Company's future success will be dependent on the Company's current management, particularly Felix Ascanio. Mr. Ascanio has been responsible for the Company's acquisition of the Hittle Field and performs most of the scientific study of the fields, the cites to drill and the depth of the drilling. Mr. Ascanio is currently in the United States on a visa with no assurance that it will be renewed when it expires in 1998. The Company does not anticipate purchasing key-man life insurance on its existing management. Accordingly, persons considering the purchase of the securities offered hereby should consider carefully the information contained herein concerning the Company's management.

     No Foreseeable Dividends

     The Company has not paid dividend on its Common Stock in the past and may not pay dividends even if it is profitable in the future. An investment in the Company should only be viewed as a long term investment for those who have no need for current liquidity.
PAGE

     Possible Need for Additional Financing

     The Company has limited operating capital available for it to complete its current drilling efforts and to further explore and drill for oil or acquire other oil and gas leases. Therefore, the ultimate success of the Company may depend on its ability to raise additional capital. There is no assurance that any additional funds will be available from any source or, if available, that the terms would be acceptable to the Company. If adequate funds are not available, it will be necessary for the Company to limit operations to those that can be financed with its limited capital.

     Concentration of Activities in Hittle Field

     Due to the Company's limited resources, the Company's primary focus will be on the Hittle Field in Kansas for future exploration. If the Hittle Field should prove to be unproductive, the Company would be left only with the McLouth Field in Kansas which is not producing extensive revenue.

     Speculative Nature of Oil and Gas Industry

     Exploration for oil is a highly speculative business. There is no way to know in advance of drilling and testing whether any prospect will yield oil in sufficient quantities to be economically feasible. The completion of a well for production or the initiation of production in paying quantities does not necessarily mean that the well will be economic because it may not produce sufficient revenues to recover related costs and generate a financial return to the Company. Additionally, the long term production of a well may be an uncertainty.

     Dependence on Oil Prices

     The Company's oil exploration and production activities are dependent on the prevailing price for oil, which is beyond the Company's control or influence, and there is no assurance that the Company's wells can be produced at levels in excess of related production costs. Additionally, if prices decline in the future, wells which are currently profitable or which were drilled and placed on line based on current prices may become unprofitable.

     Risks of Adverse Weather

     The Company's activities are subject to periodic interruptions due to weather conditions, which may be quite severe at various times of the year. Periods of heavy precipitation and extreme cold whether make travel to exploration or drilling locations difficult and/or impossible and may interrupt drilling, pumping, and/or production activities or increase operating costs.

     Competition

     The acquisition and exploration of oil and gas prospects are highly competitive. Many of the Company's current and potential competitors engaged in oil exploration in the region of interest for the Company have greater financial resources, broader exploration programs, and a greater number of managerial and technical personnel. Because the Company's resources will be limited even on successful completion of this offering, there can be no assurance that the Company will be able to compete effectively in the exploration of oil.

Environmental and Other Governmental Regulation

     Oil and gas operations are subject to comprehensive federal, state, and local laws and regulations controlling the exploration for and sale of oil and the possible effects of such activities on the environment. To date, the Company has not been required to expend significant resources in order to satisfy applicable environmental laws and regulations respecting its own activities; however, present as well as future legislation and regulations could cause additional expenditures, restrictions, and delays in the Company's business, the extent of which cannot be predicted, and may require the Company to curtail specific activities in some circumstances or subject the Company to various governmental controls. Because federal energy policies are subject to constant revisions, no prediction can be made as to the ultimate effect of such governmental policies and controls on the Company.

     Issuance of Additional Securities

     The Company has authorized 50,000,000 shares of Common Stock of which as of July 3, 1997, only 3,635,378 shares had been issued, with 950,000 reserved
for issuance on the exercise of options and warrants.   The Company's board of
directors also has authority, without action or vote of the shareholder, to issue all or part of the authorized but unissued shares. Any such issuance will dilute the percentage ownership interest of shareholders and may further dilute the book value of the Common Stock.

SELLING STOCKHOLDERS

     The Selling Stockholders are offering shares of the Company's Common Stock which have been previously issued by the Company to such persons as compensation for employment or consulting services rendered to the Company. The following table sets forth certain information with respect to the Selling Stockholders as of July 2, 1997:

                                    Number of                           Number
of             Percent of Shares
                                    Shares of                           Shares
Beneficially   Beneficially Owned
                    Position with   Common Stock       Number of        Owned
Upon Completion Upon Completion of
Name of Shareholder the Company     Beneficially Owned Shares Offered   of the
Offering (2)   the Offering (3)
------------------- --------------- ------------------ ----------------
--------------------- ------------------
Felix Ascanio       President and
                     Director            327,500            300,000
27,500             0.756

John W. Hobbs       Secretary/
                     Treasurer and
                     Director            202,900            150,000
52,900             1.455

(1) Includes shares of Common Stock owned by the Selling Stockholder and shares of Common Stock which the Selling Stockholder has the right to acquire, through the exercise of options, if any, within 60 days after the date of this Prospectus.

(2) Assumes all shares registered pursuant hereto will be sold.

(3) The number of shares outstanding as of the date of July 1, 1997 was, 3,635,378.
PAGE

PLAN OF DISTRIBUTION
(Selling Shareholders)

     The Company has been advised by the Selling Stockholders that they intend to make private sales of their Common Stock directly or through a broker or brokers, who may act as agent or as principal. The Selling Stockholders may also sell all or a portion of the shares of Common Stock offered hereby on the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. The Company will receive no part of the proceeds of sales made hereunder.

     Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholders (and, if they act as agent for the
purchaser of such shares of Common Stock, from such purchaser).   Usual and
customary brokerage fees will be paid by the Selling Stockholders. Broker-dealers may agree with the Selling Stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for the Selling Stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may receive from the purchasers of such shares commissions computed as described above.

     The Company has advised the Selling Stockholders that anti-manipulative Rules 10b-2, 10b-6 and 10b-7 under the Exchange Act, may apply to their sales in the market, and has furnished each Selling Stockholder with a copy of these Rules and has informed them of the need for delivery of copies of this Prospectus. The Selling Stockholders may indemnify any broker-dealer that participated in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

     As the Selling Stockholders are affiliates of the Company, the Selling Stockholders will be subject to the volume limitations on sales found in Rule 144(e) promulgated under the Securities Act. Rule 144(e) specifically limits sales during any three month period to the greater of (i) one percent of the outstanding securities of the Company; (ii) the average weekly reported volume of trading in the Common Stock on a national securities exchanges and/or as reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice as required under Rule 144(h) or the order executing the transaction; or (iii) the average weekly volume of trading in the Common Stock reported through the consolidated transaction reporting system under Rule 11Aa3-1 promulgated under the Exchange Act.

     There can be no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock offered by them hereunder.

DESCRIPTION OF SECURITIES

     General

     The Company is authorized to issued fifty million shares of capital stock, par value $0.001 per share designated as Common Stock. There are 3,135,378 shares of Common Stock currently issued and outstanding as of the date of this Summary. Additionally, the Company has 550,000 Existing Warrants outstanding to purchase a like number of shares of Common Stock at an exercise price of $1.50 per share.


     Common Stock

     The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any persons to the board of directors. The Company's bylaws provide that a majority of the issued and outstanding shares of the Company constitutes a quorum for shareholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

     Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

     Holders of Common Stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future

     Warrants

     The Company has 275,000 Warrants outstanding. No trading market currently exist for the Warrants, and it is unlikely one will ever develop.

     Each Warrant entitles the holder thereof to purchase one share of the Company's Common Stock, at an exercise price of $2.00 per share at any time within five years from the date of issuance of the Warrant (the "Warrant Exercise Period"). The holder of a Warrant will not posses any rights as a shareholder of the Company until exercise of the Warrant and full payment of the exercise price.

     Shares of Common Stock issuable on exercise of the Warrants will be "restricted securities" as that term is defined under the Securities Act, and consequently, will be subject to the restrictions on transfer set forth in the Securities Act and, applicable regulations unless an effective registration statement is in effect at the time of exercise of the Warrants. Further restrictions on transfer may be imposed by state securities statues. Therefore, the securities would have to be held indefinitely, unless subsequently registered or qualified under applicable federal and state securities laws or sold in a transaction exempt from such registration and qualification requirements.

     The Warrants contain provisions that protect the holders thereof against dilution by adjustment of the number of shares of Common Stock purchasable on exercise of the Warrants in certain events. In the event the number of shares Common Stock purchasable is increased through the operation of the antidilution provisions, the exercise price will be reduced proportionately. Conversely, if the number of shares of Common Stock purchasable is decreased, the exercise price will be increased proportionately.

     The Warrants contain registration provisions providing that shares of Common Stock issuable on exercise of the Warrants must be included in any registration statement that the Company files during the exercise period. The cost of registration will be borne by the Company.


EXPERTS

     The audited financial statements of the Company which are incorporated into this Prospectus, to the extent and for the periods indicated in their reports, have been examined by Pritchett, Siler & Hardy, P.C., independent public accountant, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.
PAGE

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE


     The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus:

     a) The Company's Form 10SB and Form 10SB/A filed with the Commission on April 29, 1997, and June 26, 1997, respectively.

     b)  All reports filed by the Company with the Commission pursuant to section 13(a) or 15(d) of the Exchange Act since June 29, 1997, the effective date of the Company's Form 10SB.

     c) The description of the Company's Common Stock contained in the Company's registration statement filed under the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 12, or 15(d) of the Exchange Act prior to the filing of any post-effective amendment which indicates that all securities covered by this Prospectus have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


ITEM 4. DESCRIPTION OF SECURITIES

     See Item 3, subparagraph c., whereby the description of the Company's Common Stock is incorporated by reference from the Company's registration statement filed under the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

Registrar and Transfer Agent

     The registrar and transfer agent of the Company's securities is Colonial Stock Transfer, 440 South 400 East, Suite 1, Salt Lake City, Utah 84111, telephone (801) 355-5740. PAGE

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

     No expert or counsel for the Company named in this registration statement as having prepared or certified any part hereof, or as giving an opinion as to the validity of the securities being registered was employed on a contingency basis, or has or is to receive, in connection with the offering, a substantial interest in the Company or its subsidiaries. In addition no such expert or counsel is connected with the Company or its subsidiaries as a promoter, managing underwriter, voting trustee, director, officer, or employee. Mr. Victor D. Schwarz, corporate counsel, has received options to acquire up to 45,000 shares of the Company for prior and continuing serves to the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The following is a brief summary of certain indemnification provisions of the Company's articles of incorporation and the Utah Revised Business Corporation Act. This summary is qualified in its entirety by reference to the text thereof.

     Section 16-10a-901 through 909 of the Utah Revised Business Corporation Act, as amended (the "Corporation Act"), permits a Utah corporation to indemnify its directors and officers for certain of their acts. More specifically, Sections 16-10a-902 and 16-10a-907 of the Corporation Act grant authority to any corporation to indemnify directors and officers against any judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, by reason of his or her having been a corporate director or officer. Such provision is limited to instances where the director or officer acted in good faith and in a manner he or she reasonable believed to be in or not opposed to the best interests of the corporation, or, in criminal proceedings, he or she had no reasonable cause to believe his or her conduct was unlawful. Such sections confer on the director or officer an absolute right to indemnification for expenses, including attorney's fees, actually and reasonably incurred by him or her to the extent he or she is successful on the merits or otherwise defense of any claim, issue, or matter. The corporation may not indemnify a director if the director is adjudged liable to the corporation or deemed to have derived an improper personal benefit in an action in which the director is adjudged liable. Section 16 10a-906 of the Corporation Act expressly makes indemnification contingent upon a determination that indemnification is proper in the circumstances. Such determination must be made by the board of directors acting through a quorum of disinterested directors, or by the board of directors acting on the advice of independent legal counsel, or by the shareholders. Further, Section 16-10a 904 of the Corporation Act permits a corporation to pay attorney's fees and other litigation expenses on behalf of a director or office in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of such director or officer to repay such expenses to the corporation if its is ultimately determined that he or she is not entitled to be indemnified by the corporation or to the extent the expenses so advanced by the corporation exceed the indemnification to which he or she is entitled. Such indemnification provisions do not exclude other indemnification rights to which a director or officer may be entitled under the corporation's certificate or articles of incorporation, bylaws, an agreement, a vote of shareholders, or otherwise. The corporation may also purchase and maintain insurance to provide indemnification.

     The foregoing discussion of indemnification merely summarizes certain aspects of the indemnification provisions of the Corporation Act and is limited by reference to the above discussed section of the Corporation Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to members of the board of directors, officers, employees, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                      ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     The previously issued securities being registered for reoffer and resale pursuant to the Prospectus filed as part of this Registration Statement were issued by the Company without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act, since no public offering was involved. There was no solicitation, general or otherwise, in regard to the issuance of the securities, and no underwriters were involved in the foregoing sales of securities. At the time such securities were issued, the recipients had knowledge of and access to the Company, its records, and operations.

ITEM 8. EXHIBITS
Exhibits.

     Copies of the following documents are included as exhibits to this registration statement pursuant to item 601 of regulation S-K.

             SEC
Exhibit      Reference
No.          No.           Description                           Location
-------      ---------     -----------                           --------
3.01            3          Articles of Incorporation             Incorporated
                                                                 by Reference*
3.02            3          Bylaws                                Incorporated
                                                                 by Reference*
4.01            4          Specimen certificate
                           for Common Stock                      Incorporated
                                                                 by Reference*
5.01          5 & 23       Letter opinion, including consent
                           of Victor D. Schwarz, L.L.C.
                           regarding legality of Common Stock
                           to be issued pursuant to options
                           granted under the Plan.               This Filing
23.01           23         Consent of Pritchett, Siler & Hardy,
                           P.C., independent certified
                           accountants, for Upland Energy
                           Corporation for the dates and years
                           ended December 31, 1996 and 1995      This Filing
24.01           24         Powers of Attorney                    See Signature
                                                                 Page
99.01           99         1996 Non-Qualified Stock Option Plan
                           and Amendment                         Incorporated
                                                                 by Reference*
99.02           99         Employment Agreement of Felix Ascanio
                           dated October 1, 1996, and related
                           Stock Option dated September 1, 1996  Incorporated
                                                                 by Reference*

* Incorporated by reference from the Company's registration statement on form 10SB filed with the Commission, SEC file No. 0-22497.

                                ITEM 9. UNDERTAKINGS

REGULATION S-K

Post-Effective Amendments - Item 512(a)

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Filings Incorporating Subsequent Exchange Act Documents by Reference - Item
512(b)

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended , each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(a) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Filing of Registration Statement on Form S-8 - Item 512(h)

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lawrence, State of Kansas, on the 2nd day of July, 1997.

                                        UPLAND ENERGY CORPORATION

                                        By /S/ Felix Ascanio, President


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary V. Heesch, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                            Title                   Date
---------                            -----                   ----


/S/ Felix Ascanio               Chairman of the Board,       July 2, 1997
                                Directors and President

/S/ John W. Hobbs               Director, Secretary/
                                Treasurer and Chief
                                Financial Officer            July 2, 1997

/S/ Lee Jackson                 Director                     July 2,
1997

/S/ Ervin Brown                 Director                     July 2, 1997